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We consent to the incorporation by reference in this Post-Effective Amendment
No. 35 to the Registration Statement of PIMCO Funds on Form N-1A (File No. 33-12113) (the "Registration Statement") of our report dated November 22, 1996 on our audit of the financial statements and financial highlights of PIMCO Advisors Funds which is included in the Annual Report of PIMCO Advisors Funds for the year ended September 30, 1996; which is also incorporated by reference in the Registration Statement.

We also consent to the reference to our Firm in the Statement of Additional Information under the caption "Independent Accountants".






                                          /s/Coopers & Lybrand L.L.P.
                                             COOPERS & LYBRAND L.L.P.


New York, New York

April 30, 1997